UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2020 (April 29, 2020)

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Additional Convertible Notes

On April 29, 2020, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) named in the purchase agreement, dated April 20, 2020 (the “Purchase Agreement”), among the Representatives and 2U, Inc., a Delaware corporation (the “Company”), notified the Company of their election to exercise in full the Initial Purchasers’ option to purchase up to $50.0 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2025 (the “additional notes”) pursuant to the Purchase Agreement. The additional notes have the same terms in all respects, and were issued on May 1, 2020 under the same indenture, as the $330 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2025 issued on April 23, 2020, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2020 (the “Base Notes Form 8-K”). The information set forth in Item 1.01 of the Base Notes Form 8-K under the heading “Indenture and Notes” is incorporated herein by reference.

Additional Capped Call Transactions

In connection with the exercise of the Initial Purchasers’ option to purchase the additional notes, on April 29, 2020, the Company entered into privately negotiated capped call transactions (together, the “Additional Capped Call Transactions”) with Citibank, N.A., Morgan Stanley & Co. LLC and Credit Suisse Capital LLC (together, the “Option Counterparties”). The Additional Capped Call Transactions cover, collectively, the number of shares of the Company’s common stock underlying the additional notes, subject to anti-dilution adjustments identical to those applicable to the additional notes. The terms of the Additional Capped Call Transactions are the same as the terms of the base capped call transactions described in the Base Notes Form 8-K, and the information set forth in Item 1.01 of the April 27 8-K under the heading “Capped Call Transactions” is incorporated herein by reference. The cost of the Additional Capped Call Transactions was approximately $6.7 million.

Copies of the additional call option confirmations with each of the Option Counterparties are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Additional Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading “Additional Convertible Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The additional notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The additional notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the additional notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

The Additional Capped Call Transactions were entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Additional Call Option Confirmation, dated as of April 29, 2020, between 2U, Inc. and Citibank, N.A.

10.2	Additional Call Option Confirmation, dated as of April 29, 2020, between 2U, Inc. and Morgan Stanley & Co. LLC.

10.3	Additional Call Option Confirmation, dated as of April 29, 2020, between 2U, Inc. and Credit Suisse Capital LLC.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, Inc.

	By:	/s/ Paul S. Lalljie
	Name:	Paul S. Lalljie
Date: May 1, 2020	Title:	Chief Financial Officer